Exhibit 10.16
                              EMPLOYMENT AGREEMENT

     This Employment Agreement (the "Agreement"), dated as of September 18, 2003 and to be made effective immediately upon the Closing of the Exchange Agreement between Cavalcade of Sports Media, Inc. and Pacificap Entertainment Holdings, Inc. This Agreement is being made by and between:

Cavalcade of Sports Media, Inc., a Nevada corporation having its executive offices in Del Mar, California (the "Company"); and

Ed Litwak (the "Executive").

     Whereas the Company wishes to assure itself of the services of the Executive, and the Executive desires to be employed by the Company, upon the terms and conditions hereinafter set forth.

     Now, therefore, for the consideration of the Executive's continued employment, and with the parties intending to be legally bound, the Company and the Executive hereby agree as follows:

     1. DEFINITIONS. Unless defined elsewhere in this Agreement, capitalized terms contained herein shall have the meanings set forth or incorporated by reference in Section 18.

     2. EMPLOYMENT. The Company agrees to employ the Executive, and the Executive hereby accepts such employment by the Company and/or any subsidiary of the Company, during the term set forth in Section 3 and on the other terms and conditions of this Agreement.

     3. TERM.

     (a) The initial term of this Agreement shall commence immediately upon the closing of the Exchange Agreement between Cavalcade of Sports Media, Inc. and Pacificap Entertainment Holdings, Inc., and, subject to Section 3(b), shall terminate at the close of business on the third anniversary of that date.

     (b) The term of this Agreement set forth in Section 3(a) shall be extended or further extended, as the case may be, without any action by the Company or the Executive, on the third anniversary of the date hereof and on each subsequent anniversary of the date hereof, for an additional period of one year, unless the Cavalcade Broadcast Division has not met its minimum annual objective.

     4. POSITION, DUTIES AND RESPONSIBILITIES, RIGHTS.

     (a) During the term of this Agreement, the Executive shall serve as, and be elected to and hold the office and title of Interim President and Chief Executive Officer of the Company for a period of up to six months. As such, the Executive shall report only to the Board of Directors of the Company, and shall have all of the powers and duties usually incident to the office of President and Chief Executive Officer, and shall have powers to perform such other reasonable additional duties as may from time to time be lawfully assigned to the Executive by the Board of Directors. Upon the engagement of a new President to be appointed by the Board, Executive shall take the position of President of the Sports Broadcasting Division (which shall be named "Cavalcade Broadcast Division").

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     (b) During the term of this Agreement, the Board of Directors and the stockholders of the Company shall cause the Executive to be elected and re-elected to the Board of Directors of the Company or its subsidiaries (and to be appointed to any committees thereof), and the Executive agrees, if elected, to serve on such Board(s) of Directors and committee(s) during the term of this Agreement, without any additional compensation beyond that provided in this Agreement.

     (c) During the term of this Agreement, the Executive agrees to devote substantially all the Executive's time, efforts and skills to the affairs of the Company during the Company's normal business hours, except for vacations, illness and incapacity, but nothing in this Agreement shall preclude the Executive from devoting reasonable periods to (i) manage the Executive's personal investments, (ii) participate in professional, educational, public interest, charitable, civic or community activities, including activities sponsored by trade organizations, and (iii) serve as a director or member of an advisory committee of any corporation not in competition with the Company or any of its subsidiaries, or as an officer, trustee or director of any charitable, educational, philanthropic, civic, social or industry organizations, or as a speaker or arbitrator, provided that the performance of the Executive's duties or responsibilities in any of such capacities does not materially interfere with the regular performance of the Executive's duties and responsibilities hereunder.

     5. PLACE OF PERFORMANCE. In connection with the Executive's Employment by the Company, the Executive shall be based at the Company's current principal executive offices, or if moved within 20 miles of the existing location, and shall not be required to be absent therefrom on travel status or otherwise for more than a reasonable time each year as necessary or appropriate for the performance of the Executive's duties hereunder.

     6. COMPENSATION.

     (a) During the term of this Agreement, the Company shall pay the Executive, and the Executive agrees to accept a base salary at the rate of not less than $120,000.00 per year. The Base Salary shall be paid in installments no less frequently than monthly. Any increase in Base Salary or other compensation shall not limit or reduce any other obligation of the Company hereunder, and once established at an increased specified rate, the Executive's Base Salary hereunder shall not thereafter be reduced.

     (b) The Company shall authorize the reimbursement to Executive by the Cavalcade Broadcast Division for Consultant's prior cash investment of $750,000, which shall be payable over the three year period in equal amounts of $250,000 per year, provided that the Cavalcade Broadcast Division has adequate revenues or cash proceeds from offerings to pay such reimbursement. In the event that the Company does not have adequate revenues or cash proceeds, the repayment schedule can be extended an additional two years.

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     (f) As an incentive to join the Company as Interim President for up to six months, and then President of the Cavalcade Broadcast Division, and for other valuable consideration, the Company shall immediately issue 250,000 shares of the Company's common stock to Executive upon execution of this Agreement.

     7. TERMINATION OF EMPLOYMENT.

     (a) The term of this Agreement shall terminate upon the death of the Executive.

     (b) The Company may terminate the Executive's employment during the term of this Agreement for Cause as provided in Section 7(b) (i) or in the event of Disability as provided in Section 7(b) (ii).

          (i) This Agreement shall be considered terminated for "Cause' only:

                     (A) If the Executive engages in gross misconduct in the performance of the Executive's duties hereunder;

                     (B) if the Executive knowingly engages in an act of dishonesty intended to result in substantial personal enrichment at the expense of the Company, an act of fraud or embezzlement, or any conduct resulting in a felony conviction;

     and, in the case of each of clauses (A) and (B) above, the applicable conditions set forth in Section 7(e) are satisfied.

     Anything in this Section 7(b) to the contrary notwithstanding, the Executive's employment shall in no event be considered terminated by the Company for Cause if termination takes place (I) as the result of bad judgment or negligence on the part of the Executive other than gross misconduct, (II) for any act or omission in respect of which a determination could properly be made that the Executive met the applicable standard of conduct prescribed for indemnification or reimbursement or payment of expenses of an officer or director under the Bylaws or Certificate of Incorporation of the Company or the laws of the State of Delaware or the directors' or officers' liability insurance of the Company in each case as in effect at the time of such act or omission,
(III) as the result of an act or omission which occurred more than three calendar months prior to the Executive's having been given Notice of Termination for such act or omission unless the commission of such act or such omission was not or could not reasonably have been, at the time of such commission or omission, known to a member of the Board of Directors (other than the Executive), in which case more than three calendar months from the date the commission of such act or such omission was or could reasonably have been so known, (IV) as the result of a continuing course of action which commenced and was or could reasonably have been known to a member of the Board of Directors (other than the Executive) more than three calendar months prior to Notice of Termination having been given to the Executive for such course of action, or (V) because of an act or omission believed by the Executive in good faith to have been in, or not opposed to, the interests of the Company.

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                 (ii) The term "Disability" as used in this Agreement means an accident or physical or mental illness, which prevents the Executive from substantially performing the Executive's duties hereunder for two consecutive months. The term of this Agreement shall end as of the close of business on the last day of such six-month period but without prejudice to any payments due to the Executive in respect of disability under this Agreement or any plan or practice of the Company.


     (c) Notwithstanding anything to the contrary set forth herein, subject to the Bylaws of the Company, the Board of Directors shall have the right by majority vote of the entire membership of the Board of Directors to terminate the Executive's employment for any reason other than Cause at any time, subject to the consequences of such termination as set forth in Section 8.

     (d) In no event shall the Company be entitled to terminate the Executive's employment during the term of this Agreement for Cause pursuant to Section 7(b), unless and until all of the following take place, provided that Sections 7(e)(i) through (iii) shall not apply to any termination for Cause pursuant to Section 7(b)(i)(B:

                         (i) The Secretary of the Company, pursuant to a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board of Directors at a meeting called for that purpose, gives written notice to the Executive (the "Warning Notice") setting forth with particularity (A) the specific provision of this Agreement that the Executive is alleged to have failed to satisfy, (B) the acts or omissions alleged to constitute such failure, (C) the date on which the Executive shall be given a reasonable opportunity to appear before and be heard by the Board of Directors concerning the allegations, which date shall be not less than 30 nor more than 90 days after the Executive's receipt of the Warning Notice, and (D) the loss of rights under this Agreement that shall occur unless the Executive diligently and in good faith takes reasonable steps to remedy such failure within 30 days after the Executive's receipt of the Warning Notice; and
                         (ii) The Executive does not diligently and in good faith take all reasonable steps to remedy such failure within 30 days after the Executive's receipt of the Warning Notice; and
                         (iii) The Executive is given a reasonable opportunity to appear before and be heard by the Board of Directors concerning the allegations, in accordance with the Warning Notice; and
                         (iv) the Secretary of the Company gives the Executive a certified copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board of Directors after any opportunity to appear before the Board of Directors required by Section 7(e)(iii), at a meeting called for that purpose, that sets forth the Board of Director's finding that the Executive both
         (A) failed to satisfy the specific provision of this Agreement set

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
         forth in the Warning Notice previously given, or if no such Warning Notice is required pursuant to this Section 7(c), the specific provision of the Agreement set forth in such resolution, and (B) if Sections 7(e)(i) through (iii) apply, did not diligently and in good faith take all reasonable steps to remedy such failure within 30 days after the Executive's receipt of the Warning Notice, and that in all cases specifies the particulars thereof in detail.

     (f) Any termination by the Company pursuant to Section 7(b) or by the Executive pursuant to Section 7(c) shall be communicated by a written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which indicates the specific termination provision in this Agreement relied upon and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provisions so indicated.

     (g) "Date of Termination" shall mean (i) if the Executive's employment is terminated by the Executive's death, the date of the Executive's death, (ii) if the Executive's employment is terminated pursuant to Section 7(b)(ii), 30 days after Notice of Termination is given (provided that the Executive shall not have returned to the performance of the Executive's duties on a full-time basis during such 30 day period), and (iii) if the Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given.

     8. INDEMNIFICATION. As of the date of this Agreement, the Company shall indemnify the Executive to the fullest extent permitted by the Nevada Revised Statutes, as amended from time to time, and our Company's Bylaws for all amounts (including, without limitation, judgments, fines, settlement payments, expenses and attorneys' fees) incurred or paid by the Executive in connection with any action, suit, investigation or proceeding arising out of or relating to the performance by the Executive of services for, or the acting by the Executive as a director, officer or employee of, the Company, or any subsidiary of the Company or any other Person at the Company's request. Nothing in this Section 8 or elsewhere in this Agreement is intended to prevent the Company from indemnifying the Executive to any greater extent than is required by this
Section 8. The Company shall not indemnify action taken prior to the date of the Exchange Agreement between Cavalcade of Sports Media, Inc. and Pacificap Entertainment Holdings, Inc.

     9. NON-COMPETITIONS; NON-SOLICITATION.

     (a) In consideration of this Agreement, the Executive agrees that, for the period ending on the later of (i) the first anniversary of the termination of the Executive's employment with the Company by the Company for Cause or by the Executive without Good Reason, and the Executive will not, directly or indirectly (whether as a sole proprietor, partner or venturer, stockholder, director, officer, employee, consultant or in any other capacity as principal or agent or through any Person, subsidiary or employee acting as nominee or agent):

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                (i) conduct or engage in or be interested in or associated with any Person which conducts or engages in a business like Cavalcade of Sports Media, Inc. within the California area;

                 (ii) take any action, directly or indirectly, to finance, guarantee or provide any other material assistance to any Person engaged in a business like Cavalcade of Sports Media, Inc.;

                 (iii) Solicit, contact or accept business of any client or counterpart whom the Company served or conducted business with or whose name became known to the Executive as a potential client or counterpart while in the employ of the Company or during the Non-Competition Period;

      Or

                 (iv) influence or attempt to influence any Person that is a contracting party with the Company at any time during the Non-Competition Period to terminate any written or oral agreement with the Company.

            For purposes of this Section 8, the term "Cavalcade Business" shall mean the business as conducted by the Companies.

     (b) The Executive shall not, whether for the Executive's own account or in conjunction with or on behalf of any other Person, solicit or entice away from the Company any officer, employee or customer of the Company during the term hereof or the Non-Competition Period nor engage, hire, employ, or induce the employment of any such Person whether or not such officer, employee or customer would commit a breach of contract by reason of leaving service or transferring business.

     (c) The restrictive provisions hereof shall not prohibit the Executive from
(i) having an equity interest in the securities of any entity engaged in the Business or any business with respect to which the Executive obtained confidential or proprietary data or information, which entity's securities are listed on a nationally-recognized securities exchange or quotation system or traded in the over-the-counter market, to the extent that such interest does not exceed 5% of the outstanding equity interests of such entity, (ii) investing as a passive investor in an entity engaging in the Business that is not so listed or traded, so long as such interest does not exceed 5% of the outstanding equity interests of such entity or (iii) with the prior written consent of the Company, serving as a director or other advisor to any other Person.

     (d) The Executive agrees that the covenants contained in this Section 9 are reasonable covenants under the circumstances, and further agrees that, if in the opinion of a court of competent jurisdiction such restraint is not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of these covenants which as to such court shall appear not reasonable and to enforce the remainder thereof as so amended.

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     10. SUCCESSORS; BINDING AGREEMENT.

     (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or a majority of all the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the extent that the Company would be required to perform it if no such succession had taken place; provided that no such agreement with a successor shall release the Company without the Executive's express written consent. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled to hereunder if the Executive's employment were terminated by the Company other than pursuant to Section 7(b), except that, for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

     (b) If the Executive should die while any amounts are due and payable to the Executive hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of the Agreement to the Executive's devisees, legatee, or other designee or, if there be no such designee, to the Executive's estate.

     (c) Except as to withholding of any tax under the laws of the United States or any state or locality, neither this Agreement nor any right or interest hereunder nor any amount payable at any time hereunder shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, or other legal process, or encumbrance of any kind by the Executive or the beneficiaries of the Executive or by legal representatives without the Company's prior written consent, nor shall there be any right of set-off or counterclaim in respect of any debts or liabilities of the Executive, the Executive's beneficiaries or legal representatives against any right or interest hereunder or any amount payable at any time hereunder to the Executive, the Executives beneficiaries or legal representatives; provided, however, that nothing in this Section 10 shall preclude the Executive from designating a beneficiary to receive any benefit payable on the Executive's death, or the legal representatives of the Executive from assigning any rights hereunder to the Person or Persons entitled thereto under the Executive's will Or, in case of intestacy, to the Person or Persons entitled thereto under the laws of intestacy applicable to the Executive's estate.

     11. PARTIES. This Agreement shall be binding upon and shall inure to the benefit of the Company and the Executive, the Executive's heirs, beneficiaries and legal representatives.

     12. ENTIRE AGREEMENT; AMENDMENT.

     (a) This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any and all other agreements between the parties with respect to the subject matter hereof.
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     (b) Any amendment of this Agreement shall not be binding unless in writing and signed by both (i) an officer or director of the Company duly authorized to do so and (ii) the Executive.

     13. ENFORCEABILITY. In the event that any provision of this Agreement is determined to be invalid or unenforceable, the remaining terms and conditions of this Agreement shall be unaffected and shall remain in full force and effect, and any such determination of invalidity or enforceability shall not affect the validity or enforceability of any other provision of this Agreement.

     14. NOTICES. All notices which may be necessary or proper for either the Company or the Executive to give to the other shall be in writing and shall be sent by hand delivery, registered or certified mail, return receipt requested, overnight courier or facsimile, if to the Executive, to him at c/o Cavalcade of Sports Media, Inc. (post Exchange Agreement), 12868 Via Latina, Del Mar, California, 92014, if to the Company. Facsimile: 858-481-2207, with a copy to Law Office of Andrea Cataneo Ltd., 81 Meadowbrook Road, Randolph, New Jersey 97869, Attention: Andrea Cataneo, Esq. Facsimile: 973-442-9944, and shall be deemed given when sent, provided that any Notice of Termination or other notice given pursuant to Section 7 shall be deemed given only when received. Either party may by like notice to the other party change the address at which the Executive or it is to receive notices hereunder.

     15. GOVERNING LAW. THIS AGREEMENT IS EXECUTED IN THE STATE OF CALIFORNIA AND SHALL BE GOVERNED BY, AND BE ENFORCEABLE IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEVADA WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.


     16. EFFECTIVE DATE. This Agreement shall become effective immediately upon the closing of the Exchange Agreement between Cavalcade of Sports Media, Inc. and Pacificap Entertainment Holdings, Inc.

     17. DEFINITIONS. The following terms, when capitalized in this Agreement, shall have the meanings set forth or incorporated by reference in this Section 18.

            (a) "Base Salary" shall have the meaning set forth in Section 6(a).
            (b) "Board of Directors" means the Board of Directors of the Company, as constituted from time to time.

            (c) "Cause" shall have the meaning set forth in Section 7(b) (i).

            (d) "Code" means the Internal Revenue Code of 1986, as amended.
            (e) "Company" means Cavalcade of Sports Media, Inc. (post Exchange Agreement), Inc., a Nevada corporation, and any successors to its business and/or assets, which executes and delivers an agreement provided for in Section 10(a) or which otherwise becomes bound by all the terms and conditions of this Agreement by operation of law.

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            (f) "Date of Termination" shall have the meaning set forth in
Section 7(g).

            (g) "Disability" shall have the meaning set forth in Section 7(b)
(ii).

            (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            (i) "Fair Market Value" means Fair Market Value as defined in the Stock Incentive Plan.

            (j) "Good Reason" shall have the meaning set forth in Section 7(c).

            (k) "Non-Competition Period" shall have the meaning set forth in
Section 8(a).

            (l) "Notice of Termination" shall have the meaning set forth in section 7(f).

            (m) "Person" means any individual, corporation, partnership, Limited Liability Company, limited duration company, trust or other entity of any nature whatsoever.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.


                            Cavalcade of Sports Media, Inc.


                            By: /s/  Michael Riley
                            ----------------------------
                            Name:  Michael Riley
                            Title: Chairman of the Board (post
                                   reorganization)


                            By: /s/ Ed Litwak
                            ----------------------------
                            Name:  Ed Litwak
                            Title: President and CEO



                            By: /s/ Don Parson
                            ----------------------------
                            Name:  Don Parson
                            Title: Director